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                                                                   Exhibit 10.24


                      EIGHTH AMENDMENT TO CREDIT AGREEMENT

        THIS EIGHTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of June 21, 1996, by and between CENTRAL CONSUMER FINANCE COMPANY, a Delaware corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

                                    RECITALS

        WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of December 14, 1993, as amended from time to time ("Credit Agreement");

        WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and the promissory notes executed in connection therewith and have agreed to amend the Credit Agreement and such promissory notes to reflect said changes;

        NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:






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        A.      Subject to the satisfaction of each of the conditions precedent set forth in Paragraph 1 of Section C of this Amendment, the Credit Agreement, the Line of Credit Note and the Line of Credit Note No. 2 are hereby amended as follows:

        1. Section 1.1(a) of the Credit Agreement is hereby amended by deleting "July 1, 1996" as the last day on which Bank will make advances under the Line of Credit, and by substituting for said date "December 31, 1996."

        2. Subparagraph (a) of Section 1.1A of the Credit Agreement is hereby amended by deleting "July 1, 1996" as the last day on which Bank will make advances under the Line of Credit No. 2, and by substituting for said date "the earlier of (1) December 31, 1996, or (2) the date an initial public offering is first made by Borrower or any parent company of Borrower".

        3. The last sentence of subparagraph (a) of the section entitled "BORROWING AND REPAYMENT" of the Line of Credit Note is amended and restated in its entirety to read as follows:

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        "The outstanding principal balance of this Note shall be due and payable in full on December 31, 1996."

        4. The last sentence of subparagraph (a) of the section entitled "BORROWING AND REPAYMENT" of the Line of Credit Note No. 2 is amended and restated in its entirety to read as follows:

        "The outstanding principal balance of this Note shall be due and payable in full on the earlier of (1) December 31, 1996, or (2) the date an initial public offering is first made by Borrower or any parent company of Borrower."

        B. Subject to the satisfaction of each of the conditions precedent set forth in Paragraphs 1 and 2 of Section C of this Amendment, the Credit Agreement is hereby further amended as follows:

        1. Sections 1.2(a) and (b) of the Credit Agreement are hereby amended in their entirety to read as follows:

                        "(a)  Interest.  The outstanding principal balance of
                the Line of Credit shall bear interest at the rate of interest set forth in the Line of Credit Note.


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                (b)  Computation and Payment.  Interest shall be computed on the basis of a 360-day year, actual days elapsed. Interest shall be payable at the times and place set forth in the Line of Credit Note."

        2. Section 1.3. of the Credit Agreement is hereby amended in its entirety to read as follows:

        "SECTION 1.3.   COLLECTION OF PAYMENTS.  Borrower authorizes Bank to
        collect all interest and fees due under the Line of Credit (the "Credit") by charging Borrower's demand deposit account number 4600183859 with Bank, or any other demand deposit account maintained by Borrower with Bank, for the full amount thereof. Should there be insufficient funds in any such demand deposit account to pay all such sums when due, the full amount of such deficiency shall be immediately due and payable by Borrower."

        3. Section 1.4 of the Credit Agreement is amended by deleting the first sentence thereof (which begins with the words "As security for") and replacing such sentence with the following:

                "As security for all indebtedness of Borrower to Bank pursuant to this Agreement, including without limitation the Line of Credit, Borrower grants to Bank security interests of first priority in all Borrower's present and future accounts, general intangibles, contract rights, rights to payment, instruments, documents, chattel paper and equipment, including without limitation all Contracts, all guarantees related to Contracts, and all collateral for each Contract."


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        4. The second sentence of Section 2.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

        "One hundred percent (100%) of the common stock of Borrower is owned directly by Central Financial Acceptance Corporation ("CFAC"), a Delaware corporation. At least seventy percent (70%) of the common stock of CFAC is owned directly by Banner Central Electric, Inc., a Delaware corporation ("Banner Central Electric"). One hundred percent (100%) of the common stock of Banner Central Electric is owned directly by Banner Holdings, Inc., a Delaware corporation ("Holdings"). At least seventy percent (70%) of the common stock of Holdings is owned directly by West Coast Private Equity Partners, L.P. ("WCP")."

        5. The parenthetical clause in the fifth through seventh lines of the first paragraph of Section 4.9 of the Credit Agreement is hereby amended in its entirety to read as follows:

        "(for purposes of this Section 4.9, the financial condition of Borrower shall not be consolidated with Holdings, WCP, CFAC, Banner Central Electric or any other owner of affiliate of Borrower)."

        6. Subparagraphs (j), (k) and (l) of Section 6.1 of the Credit Agreement are hereby amended in their entirety, and a new subsection (m) is hereby added to such Section 6.1, each to read as follows:


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       "(j) CFAC ceases to directly own 100% of the common stock of Borrower.

        (k) Banner Central Electric ceases to directly own at least 70% of the common stock of CFAC.

        (l) Holdings ceases to directly own 100% of the common stock of Banner Central Electric.

        (m) WCP ceases to directly own at least 51% of the common stock of Holdings."

        C. Conditions Precedent.

        1. It is a condition precedent to all of the accommodations granted Borrower by Bank hereunder that each of the following conditions be satisfied on or before June 28, 1996, and all of such accommodations shall be effective only upon satisfaction in full of each such condition:

        (a) This Amendment shall be executed by Borrower and delivered to Bank.

        (b) Borrower shall pay to Bank the fee for the accommodations granted hereunder in accordance with Paragraph 1 of Section D below.

        (c) West Coast Private Equity Partners, L.P. shall execute and deliver to Bank a new letter of understanding



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satisfactory to Bank regarding West Coast Private Equity Partners, L.P.'s ability to inject equity into Borrower.

        (d) Borrower shall reimburse Bank for all of its costs and expenses (including, without limitation, attorneys fees of Bank's inside and outside counsel) incurred in connection with the preparation, negotiation and implementation of this Amendment.

        2. It is a condition precedent to the accommodations granted Borrower by Bank under Paragraphs 1 through 6 of Section B of this Amendment that, in addition to the conditions precedent set forth in Paragraph 1 of this Section C above, all of the following conditions also be satisfied on or before July 31, 1996, and all of such accommodation shall be effective only upon satisfaction in full of each such condition:

        (a) The reorganization of Borrower's parent companies shall occur in accordance with all applicable laws such that WCP directly owns at least 51% of the common stock of Holdings, Holdings directly owns 100% of the common stock of Banner Central Electric, Banner Central Electric directly owns at least 70% of the common stock of CFAC, and CFAC directly owns 100% of the common stock of Borrower.

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        (b)     CFAC shall complete its initial public offering pursuant to which approximately 30% of its common stock will be sold to the public in accordance with all applicable laws.

        (c) Borrower shall repay all outstanding advances under the Line of Credit No. 2 and acknowledge the termination of the Line of Credit No. 2.

        (d) Borrower shall deliver to Bank a true and complete copy of each document listed on the attached Schedule 1, which is incorporated by this reference.

        D.      Miscellaneous.

        1. Borrower shall pay to Bank a non-refundable commitment fee for the renewal of the Line of Credit and the Line of Credit No. 2, and the other accommodations granted Borrower hereunder, equal to $15,000.00, which commitment fee shall be due and payable on the date this Amendment is executed by Borrower and delivered to Bank.

        2. The parties hereto acknowledge that notwithstanding the fact that Bank may, for reasons of administrative convenience, decide not to take possession of the original of each promissory note which evidences all or any portion of any Eligible Contract Receivables, Bank reserves its right to do so

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at any time hereafter; if Bank requests hereafter, Borrower shall immediately deliver such promissory notes to Bank (if Bank requests, endorsed to the order of Bank); and such promissory notes remain subject to Bank's security interest and Borrower is obligated to place a legend thereon in accordance with the Credit Agreement.

        3. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. Except as specifically defined herein, all terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

        4. Borrower hereby remakes all representations and warranties contained in the Credit Agreement (including as amended hereby) and reaffirms all covenants set forth therein as same may be modified hereby. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

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        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

CENTRAL CONSUMER FINANCE                        WELLS FARGO BANK,
   COMPANY                                         NATIONAL ASSOCIATION


By: /s/ BRIAN S. COHEN                          By: /s/ PERRY MORETH
    ---------------------------                 ------------------------------
Title:   S.V.P.                                     Perry Moreth
       ------------------------                     Vice President







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